SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement          [  ] Confidential, for Use of the
[  ]     Definitive Proxy Statement                Commission Only (as permitted
[  ]     Definitive Additional Materials           by Rule 14a-6(e)(2))
[  ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Hauppauge Digital Inc.
                             -----------------------
                (Name of Registrant as Specified in its Charter)


                  --------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

                          --------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:

                          --------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                          --------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                          --------------------------------------------

         (5)      Total fee paid:

                          --------------------------------------------

[  ]     Fee paid previously with preliminary materials

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  ------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:


                  ------------------------------------------
         (3)      Filing Party:


                  ------------------------------------------

         (4)      Date Filed:


                  ------------------------------------------

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  July 18, 2000

 To the Stockholders of Hauppauge Digital Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Hauppauge Digital Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices at 91 Cabot Court, Hauppauge, New York 11788 on July 18, 2000 at 10:00 a.m., New York time, for the following purposes:

         (1)      To elect a Board of four (4) directors.

         (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized Common Shares from 10,000,000 to 25,000,000 (the "Authorized Share Increase").

         (3) Subject to stockholder approval of the Authorized Share Increase, to ratify the adoption of the Company's 2000 Performance and Equity Incentive Plan.

         (4) Subject to stockholder approval of the Authorized Share Increase, to ratify the adoption of the Company's Employee Stock Purchase Plan.

         (5) To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

         (6) To transact such other business as may properly come before the Meeting.

         Only stockholders of record at the close of business on June 8, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                         By Order of the Hauppauge Digital Inc.
                                         Board of Directors

                                         Kenneth Plotkin

                                         Secretary

Hauppauge, New York
June [    ], 2000
      ----

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HAUPPAUGE DIGITAL INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                             HAUPPAUGE DIGITAL INC.
                                 91 Cabot Court
                            Hauppauge, New York 11788

                                 PROXY STATEMENT

                  SOLICITING, VOTING AND REVOCABILITY OF PROXY

     This Proxy Statement is being mailed to all stockholders of record of Hauppauge Digital Inc. (the "Company") at the close of business on June 8, 2000 in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's executive offices at 91 Cabot Court, New York 11788 on July 18, 2000 at 10:00 a.m., local time, or any adjournment thereof. The Proxy and this Proxy Statement were mailed to stockholders on or about June [ ], 2000.

     All references to share amounts contained herein reflect a 100% stock dividend paid on March 24, 2000 to all stockholders of record on February 24, 2000.

     All shares represented by Proxies duly executed and received will be voted on the matters presented at the Meeting in accordance with the instructions specified in such Proxies. Proxies so received without specified instructions will be voted (1) FOR the nominees named in the Proxy to the Company's Board of Directors, (2) FOR the proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized Common Shares from 10,000,000 to 25,000,000, (3) FOR the ratification of the adoption of the Company's 2000 Performance and Equity Incentive Plan, (4) FOR the ratification of the adoption of the Company's Employee Stock Purchase Plan and (5) FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending September 30, 2000. The Board does not know of any other matters that may be brought before the Meeting nor does it foresee or have reason to believe that Proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the Meeting or any nominee is not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

     The total number of shares of Common Stock of the Company ("Common Shares") outstanding and entitled to vote as of May 25, 2000 was 9,309,578. The Common Shares are the only class of securities of the Company entitled to vote on matters presented to the stockholders of the Company, each share being entitled to one noncumulative vote. A majority of the Common Shares outstanding and entitled to vote as of May 25, 2000, or 4,654,789 Common Shares, must be present at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on June 8, 2000 will be entitled to vote.

     With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

     Stockholders may expressly abstain from voting on Proposals 2, 3, 4 and/or 5 by so indicating on the Proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to the stockholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved. Since Proposal 2 requires the approval of a majority of the outstanding Common Shares, abstentions and broker non-votes will have the effect of a negative vote. Since Proposals 3, 4 and/or 5 require the affirmative approval of a majority of the Common Shares present in person or represented by proxy at the Meeting (assuming a quorum is present at the Meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.

     Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Company a written notice of revocation or a fully executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Meeting. However, a stockholder who attends the Meeting need not revoke a Proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended Proxies should be sent to the Company at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary.

     The Proxy is being solicited by the Company's Board of Directors. The Company will bear the cost of the solicitation of Proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company's shares. Solicitations will be made primarily by mail, but certain Directors, officers or employees of the Company may solicit Proxies in person or by telephone, telecopier or telegram without special compensation.

     A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the Meeting, at the offices of the Company, 91 Cabot Court, Hauppauge, New York 11788, and also during the Meeting for inspection by any stockholder who is present.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information for the fiscal years ended September 30, 1999, 1998 and 1997 concerning the compensation of Kenneth Plotkin, Chairman of the Board, Chief Executive Officer, Vice President of Marketing, Secretary and Director of the Company, Kenneth R. Aupperle, President, Chief Operating Officer and Director of the Company, John Casey, Vice President of Technology of the Company and Gerald Tucciarone, Chief Financial Officer and Treasurer of the Company. No other Executive Officer of the Company had a combined salary and bonus in excess of $100,000 for the fiscal year ended September 30, 1999.




                                                               Annual Compensation                       Long Term Compensation
                                                               -------------------                       ----------------------

                                                                                   Other Annual         Common Shares Underlying
  Name and Principal Position         Year          Salary           Bonus         Compensation             Options Granted
  ---------------------------         ----          ------           -----         ------------             ---------------

     Kenneth Plotkin                  1999         $ 142,145      $ 41,848         $ 6,000(1)                     -0-
  Chairman of the Board, Chief
    Executive Officer, Vice           1998         $ 120,412          -0-          $ 5,500(1)                   75,000
    President of Marketing,
     Secretary and Director           1997         $  94,016          -0-          $ 4,800(1)                      -0-


      Kenneth R. Aupperle             1999         $ 142,145      $ 41,848          $ 6,000(1)                     -0-
  President, Chief Operations
      Officer and Director            1998         $ 120,412          -0-           $ 5,500(1)                   75,000

                                      1997         $  94,016          -0-           $ 4,800(1)                     -0-



           John Casey                 1999         $ 110,000      $ 8,471                 -0-                     4,000
  Vice President of Technology
                                      1998         $ 110,888          -0-                 -0-                    15,500

                                      1997         $ 103,574          -0-                 -0-                     4,500


      Gerald Tucciarone               1999         $ 100,193      $ 8,471                 -0-                     8,000
  Chief Financial Officer and
           Treasurer                  1998         $  95,600         -0-                  -0-                     9,500

                                      1997         $  86,554         -0-                  -0-                     3,500
                                   ===========  ===============   ============  ==================  ================================


-------------------
(1)      Represents non-cash compensation in the form of the use of a car and related expenses.

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended September 30, 1999:


                                 Number of Common Shares          Percentage of Total
                                 Underlying                       Options Granted to
             Name                Options Granted                  Employees in Fiscal Year      Exercise Price      Expiration Date
             ----                ---------------                  ------------------------      --------------      ---------------

Kenneth Plotkin                            -0-                              -0-                          N/A               N/A
Kenneth R. Aupperle                        -0-                              -0-                          N/A               N/A
John Casey                               8,000                               2%                         $3.94         March 22, 2009
Gerald Tucciarone                       16,000                               4%                         $3.94         March 22, 2009


Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning the value of options unexercised as of September 30, 1999:


                                                                            Number of Common Shares
                                                                            Underlying Unexercised         Value of Unexercised In-
                             Number of Common                               Options at September 30,       the-Money Options at
                             Shares Acquired on                             1999                           September 30, 1999
Name                         Exercise                  Realized Value       Exercisable/Unexercisable      Exercisable/Unexercisable
----                         --------                  --------------       -------------------------      -------------------------


Kenneth Plotkin                 -0-                       -0-                  246,000/234,000             $2,813,625/$2,676,375
Kenneth R. Aupperle             -0-                       -0-                  246,000/234,000             $2,813,625/$2,676,375
John Casey                    8,000                   $  22,640                 16,000/44,000              $183,000/$503,250
Gerald Tucciarone            20,000                    $217,300                  4,000/40,000              $45,750/$457,500


Compensation of Directors

     Directors of the Company are not compensated solely for being on the Board of Directors. However, during the fiscal year ended September 30, 1999, 10,000 non-qualified options were issued to each of Messrs. Herman and Kuperschmid. See "Security Ownership of Certain Beneficial Owners and Management". It is the intention of the Company to issue non-qualified options in the future to non-employee directors. The By-Laws of the Company provide that Directors of the Company may, by resolution of the Board, be paid a fixed sum and expenses for attendance at each regular or special meeting of the Board. No Director's fees have been paid to date. The Certificate of Incorporation also provides, to the extent permitted by law, for certain indemnification of its Directors.

Employment   Contracts;   Termination   of  Employment   and   Change-in-Control
Arrangements

     As of January 10, 1998, after the expiration of their prior employment agreements with the Company, Kenneth R. Aupperle and Kenneth Plotkin each entered into employment agreements (the "1998 Employment Agreements") with the Company to serve as President and Chief Operations Officer, and Chief Executive Officer, Vice President of Marketing and Secretary, respectively. The 1998
Employment Agreements each provide for a three year term, which term automatically renews from year to year thereafter unless otherwise terminated by the Board of Directors or the executive. The 1998 Employment Agreements provide for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreements) thereafter, the 1998 Employment Agreements provide that compensation shall be as mutually determined between the Company and the executive, but not less than that for the preceding Annual Period. In addition, the 1998 Employment Agreements provide for a bonus to be paid as follows: an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of the Company's EBIT. The determination of EBIT shall be made in accordance with the Company's audited filings with the Securities and Exchange Commission on its Form 10-KSB or Form 10-K. Pursuant to the 1998 Employment Agreements, on January 21, 1998, incentive stock options to acquire a total of

90,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share. Each increment of these options expires five (5) years after it first becomes exercisable. Also on January 21, 1998, pursuant to the 1998 Employment Agreements, non-qualified options to acquire a total of 60,000 Common Shares each were granted to Messrs. Aupperle and Plotkin, exercisable immediately for a period of ten (10) years. These options expire as of January 20, 2008. The 1998 Employment Agreements further provide for disability benefits, term life insurance in the amount of $500,000 each for the benefit of the executives' families and the Company, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for executives of the Company. In the event of a termination of employment associated with a Change in Control of the Company (as defined in the 1998 Employment Agreements), a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits) received by him for the thirty-six month period preceding the date of the Change of Control.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

     The following table sets forth, to the knowledge of the Company based solely upon records available to it, certain information as of May 25, 2000 regarding the beneficial ownership of the Company's Common Shares (i) by each person who the Company believes to be the beneficial owner of more than 5% of its outstanding Common Shares, (ii) by each current Director, (iii) by each person listed in the Summary Compensation Table under "Executive Compensation" and (iv) by all current executive officers and Directors as a group:

Name of Management Person
and Name and Address
of Beneficial Owner                        Number                  Percent
-------------------                        ------                  -------

Kenneth Plotkin(1)(2)                    952,300(3)                 9.9%
91 Cabot Court
Hauppauge, NY 11788

Kenneth R. Aupperle(1)(2)                921,220(4)                 9.5%
91 Cabot Court
Hauppauge, NY 11788

Laura Aupperle(1)(2)                     605,100(2)                 6.5%
23 Sequoia Drive
Hauppauge, NY 11788


Dorothy Plotkin(1)(2)                    597,900(2)(5)              6.4%
21 Pine Hill Drive
Dix Hills, NY 11746

LCO Investments Limited                   470,000                  5.1%
c/o Richards & O'Neil, LLP
885 Third Avenue
New York, NY 10022

John Casey                                110,200(6)               1.2%

Bernard Herman                             23,996                    *

Gerald Tucciarone                          18,000(7)                 *

Steven J. Kuperschmid                         0                      *

Directors and executive officers
as a group (6 persons)                     2,025,716(8)             20.2%
---------------------------------
* Less than one (1%) percent.

(1) Laura Aupperle, wife of Kenneth R. Aupperle, beneficially owns 605,100 shares, or 6.5% of the outstanding Common Shares. Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 597,900 shares or 6.4% of the outstanding Common Shares. Ownership of Common Shares by each individual does not include ownership by that person's spouse which is disclaimed by the named individual.

(2) One presently exercisable warrant has been issued for 120,000 Common Shares to LADOKK Realty Co. ("LADOKK"), of which Kenneth R. Aupperle and Kenneth Plotkin, and their wives, Laura Aupperle and Dorothy Plotkin, are partners. Each individual expressly disclaims any percentage interest in the warrant other than that which represents such partner's percentage interest in the partnership, which is equal to 30,000 Common Shares.

(3) Includes 180,000 Common Shares issuable upon the exercise of currently exercisable non- qualified stock options granted on January 10, 1995 and exercisable until January 9, 2005, which options were part of an overall grant of a non-qualified stock option to purchase 300,000 Common Shares at $1.575 per share. Also includes 90,000 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 60,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 120,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 30,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(4) Includes 180,000 Common Shares issuable upon the exercise of currently exercisable non- qualified stock options granted on January 10, 1995 and exercisable until January 9, 2005, which options were part of an overall grant of a non-qualified stock option to purchase 300,000 Common Shares at $1.575 per share. Also includes 78,000 Common Shares issuable upon the exercise of currently exercisable non-qualified options and 60,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 120,000 Common Shares issuable upon the exercise of currently unexercisable non-qualified stock options and 30,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options. Does not include 7,000 Common Shares, in the aggregate, that Mr. Aupperle gifted on January 13 1999 to his brother as custodian for each of his two minor children (3,500 Common Shares to each minor child) under the New York Uniform Gifts to Minors Act. Mr. Aupperle disclaims beneficial ownership of all such 7,000 Common Shares.

(5) Does not include 7,000 Common Shares, in the aggregate, that Mrs. Plotkin gifted to her children on January 13, 1999. Mrs. Plotkin transferred 3,500 Common Shares to her adult daughter on such date. Mrs. Plotkin transferred an additional 3,500 Common Shares on such date to Mr. Plotkin's father as custodian for her minor child under the New York Uniform Gifts to Minors Act. Mrs. Plotkin disclaims beneficial ownership of all such 7,000 Common Shares.

(6) Includes 20,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 32,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(7) Includes 2,000 Common Shares issuable upon the exercise of currently exercisable incentive stock options. Does not include 32,000 Common Shares issuable upon the exercise of currently unexercisable incentive stock options.

(8) Includes an aggregate of 670,000 Common Shares issuable upon the exercise of currently exercisable incentive and non-qualified stock options. Also includes the interests of Messrs. Plotkin and Aupperle (60,000 Common Shares in the aggregate) in the presently exercisable warrant described in note 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company occupies a 25,000 square foot facility at 91 Cabot Court, Hauppauge, New York which it uses as its executive offices and for the testing, storage, and shipping of its products. The Company considers the premises to be suitable for all its needs. The building is owned by LADOKK Realty Co., a partnership consisting of Messrs. Aupperle and Plotkin and their wives and is leased to the Company under a lease agreement expiring on January 31, 2006 with an option of the Company to extend the lease for an additional three years. Rent is currently at the annual rate of $372,707 and will increase to $391,342 per year on February 1, 2001. The rent is payable in equal monthly installments and increases at a rate of 5% per year on February 1 of each year thereafter including during the option period. The premises are subject to two mortgages which have been guaranteed by the Company upon which the outstanding principal amount due as of September 30, 1999 was $978,655. The Company pays the taxes and operating costs of maintaining the premises.

     On December 17, 1996 the Board of Directors approved the issuance of warrants to LADOKK in consideration of LADOKK's agreement to cancel the last three years of the Company's lease and to grant an option to the Company to extend the lease for three years. The Stock Option Committee authorized the grant of a warrant to LADOKK to acquire 120,000 Common Shares at an exercise price of $1.906 which warrant is exercisable for a term of ten years.

     For a discussion regarding the employment agreements of, and stock options granted to, Messrs. Plotkin and Aupperle, see "Executive Compensation", above.

     Certilman Balin Adler & Hyman, LLP, a law firm of which Mr. Kuperschmid is a member, serves as counsel to the Company. It is presently anticipated that such firm will continue to represent the Company and its subsidiaries and affiliates and will receive fees for its services at rates and amounts not greater than would be paid to unrelated law firms performing similar services.

                        PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

     Four Directors are to be elected at the Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal. If for some unforeseen reason one or more of the nominees is not available as a candidate for Director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board. The Board recommends a vote FOR all nominees.

     The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of June __, 2000 and the year in which he became a Director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

                                              Officer and          Year Became
         Name                   Age          Positions Held         Director
         ----                   ---          --------------         --------

Kenneth R. Aupperle             42          President, Chief          1994
                                            Operations Officer
                                            and Director

Kenneth Plotkin                 48          Chairman of the           1994
                                            Board of
                                            Directors, Chief
                                            Executive Officer,
                                            Vice President of
                                            Marketing,
                                            Secretary and
                                            Director

Bernard Herman                  72          Director                  1996

Steven J. Kuperschmid           40          Director                  1998


Kenneth R. Aupperle is a co-founder of the Company and has served as a Director since the Company's inception in 1994. He has been the Company's President and Chief Operations Officer since the Company's incorporation. Mr. Aupperle holds a BS in Electrical Engineering and an MS in Computer Science from Polytechnic University.

Kenneth Plotkin is a co-founder of the Company and has served as a Director since the Company's inception in 1994. He has been the Company's Chairman of the Board of Directors and Chief Executive Officer since the Company's incorporation. Mr. Plotkin is presently Secretary of the Company and is Vice-President in charge of Marketing. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as a Director of the Company since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then he has served as a consultant with reference to computer products.

Steven J. Kuperschmid has served as a Director of the Company since 1998, has been practicing law since 1986 and has been a partner with Certilman Balin Adler & Hyman, LLP, counsel to the Company, since January 1, 1994. Mr. Kuperschmid received his BA from New York University and JD from Fordham University School of Law.

Board Committees

     The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Compensation Committee is responsible for determining the general compensation policies of the Company, establishing compensation plans, and determining senior management compensation. The Stock Option Committee is responsible for administering the Company's stock option plans. Bernard Herman and Steven J. Kuperschmid are each members of the Audit, Compensation, and Stock Option Committees. Kenneth R. Aupperle also serves on the Audit Committee. Kenneth Plotkin also serves as a member of the Compensation Committee. The Audit Committee met once during the fiscal year ended September 30, 1999. The Compensation Committee and the Stock Option did not meet separately during the fiscal year ended September 30, 1999.

Meetings

     The Board held eleven (11) meetings during the fiscal year ended September 30, 1999. All of the then incumbent Directors of the Company attended each meeting. The Board also acted on three (3) occasions during the fiscal year ended September 30, 1999 by unanimous written consent in lieu of a meeting.

Family Relationships

     There is no family relationship among any of the Company's executive officers and Directors.

Term of Office

     Each Director will hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next Annual Meeting of Stockholders or until his or her successor is elected or appointed and qualified.

Report on Executive Compensation

     The Company's executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The Company's compensation program currently consists of a number of components, including a cash salary, a cash incentive bonus and stock option grants.

     The Compensation Committee reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in its industry which do business in locations where the Company has operations. Based in part on this information, the Compensation Committee generally sets salaries at levels comparable to such companies. Bonuses generally are linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Compensation Committee also assesses each executive officer's individual performance and contribution in determining bonus levels. The Compensation Committee and the Stock Option Committee use the Company's stock option program to motivate its executive officers and to improve long-term market performance of the Company's Common Shares.

     The Company entered into an employment agreement with Mr. Plotkin in January 1998 which set the compensation payable to Mr. Plotkin to serve as the Company's Chief Executive Officer, Vice President of Marketing and Secretary, respectively, for a three (3) year period beginning on January 10, 1998 (the "Employment Agreement"). The Employment Agreement provides for an annual cash salary of $125,000 during the first year of the Employment Agreement, $150,000 during the second year of the Employment Agreement and $180,000 during the third year of the Employment Agreement. The Employment Agreement also provides that Mr. Plotkin is entitled to receive a bonus equal to an amount equal to 2% of the Company's earnings, excluding earnings that are not from operations, before reduction for interest and income taxes ("EBIT"), for each fiscal year starting with the year ended September 30, 1998, provided that the Company's EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT and if not, then 1% of the Company's EBIT. For the fiscal year ended September 30, 1999, the Compensation Committee reviewed salary information for competitive companies, as well as that of companies not in its industry which do business in locations where the Company has operations, Mr. Plotkin's extensive experience in various aspects of the computer peripheral industry and his past performance and service with the Company and determined that the amounts payable to Mr. Plotkin for the fiscal year ended September 30, 1999 under the terms of the Employment Agreement, which included a $41,848 cash bonus, adequately compensated Mr. Plotkin for the services he rendered to the Company in fiscal 1999. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

     Since the Compensation Committee and the Stock Option Committee believe that the granting of options to purchase Common Shares provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are granted with an exercise price equal to the market price of the Company's common stock on the date of the grant, generally vest over a period of at least three years and generally expire after ten years. Mr. Plotkin was not granted stock options during the fiscal year ended September 30, 1999.

     The Company also intends to compensate its executive employees through the grant of awards under the 2000 Performance and Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, provided such plans are approved by the stockholders of the Company. See "Proposal 3: 2000 Performance and Equity Incentive Plan" and "Proposal 4: 2000 Employee Stock Purchase Plan."

     This report has been approved by the Board of Directors as of June [__], 2000.

                                                          Kenneth Plotkin
                                                          Bernard Herman
                                                          Steven J. Kuperschmid

Compensation Committee Interlocks and Insider Participation

     The current members of the Board's Compensation Committee are Messrs. Plotkin, Herman and Kuperschmid. Neither of Messrs. Herman and Kuperschmid is an employee of the Company, however, Mr. Plotkin is, and was during fiscal 1999, the Chairman of the Board, Chief Executive Officer, Vice President of Marketing and Secretary of the Company. See "Executive Compensation" and "Employment Contracts; Termination of Employment and Change-in-Control Arrangements."

Company Stock Performance

     The following graph shows a five year comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Market Index (the "NASDAQ Index") and the MG Group (Computer Peripheral) Index (the "Industry Index"). The graph assumes $100 was invested in each of the Common Shares, the NASDAQ Index and the Industry Index on April 25, 1995. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                    September

  Company/Index         4/25/95(1)     9/29/95        9/30/96        9/30/97       9/30/98        9/30/99
  -------------         ----------     -------        -------        -------       -------        -------


Hauppauge                 100.00         58.33         131.25         143.75        264.59         762.50
Digital Inc.

NASDAQ Index              100.00        118.22         138.02         187.60        194.96         315.39

Industry Index            100.00        109.43          95.06         131.93        116.15         204.56


(1) The Company's Common Shares were first registered under Section 12 of the Securities Exchange Act of 1934, as amended, on January 5, 1995.

Source: Media General Financial Services, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock and certain trusts of which reporting persons are trustees. The Company is required to disclose in this Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 1999 or prior fiscal years.

     To the Company's knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, during the fiscal year ended September 30, 1999, the Company's officers, Directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Mr. Plotkin failed to file one report relative to one transaction. Mr. Aupperle failed to file one report relative to one transaction. Mr. Tucciarone failed to file one report relative to one transaction. Mr. Casey failed to file two reports relative to three transactions. Mr. Herman failed to file one report relative to one transaction. Mr. Kuperschmid failed to timely file one report relative to one transaction.

            PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                   INCREASE NUMBER OF AUTHORIZED COMMON SHARES

     The Board of Directors has recommended an amendment to the Company's Certificate of Incorporation to increase the number of authorized Common Shares from 10,000,000 to 25,000,000. The Board believes such action to be in the best interest of the Company so as to make additional shares available for acquisitions, financing, present and future employee benefit programs and other corporate purposes.

     As indicated above, the Company is currently authorized to issue 10,000,000 Common Shares. As of May 25, 2000 there were 9,309,578 Common Shares issued and outstanding. In addition, as of such date, there were 1,515,904 Common Shares issuable pursuant to the exercise of outstanding options.

     The additional Common Shares may be issued from time to time as the Board of Directors may determine without further action of the stockholders of the Company. Although the Board has no current plans to utilize such shares to entrench present management, it may, in the future, be able to utilize the additional shares as a defensive tactic against hostile takeover attempts. The authorization of such shares shall have no current anti-takeover effect. No hostile takeover attempts are, to management's knowledge, threatened. There are no other provisions in the Company's charter or By- laws or other material agreements to which the Company is a party which would, in management's judgment, have an anti-takeover effect.

     The relative rights and limitations of the Common Shares would remain unchanged under the amendment. Stockholders of the Company do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights, which would entitle such persons, as a matter of right, to subscribe for the purchase of any shares, rights, warrants or other securities or obligations convertible into, or exchangeable for, securities of the Company.

         Recommendation and Required Vote

     The affirmative vote of the holders of a majority of all of the outstanding Common Shares of the Company is required for approval of this proposal. The Board recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation.

             PROPOSAL 3: 2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

     The Company's Board of Directors adopted the 2000 Performance and Equity Incentive Plan (subject to stockholder approval thereof) (the "2000 Plan") on May 9, 2000. The purpose of the 2000 Plan is to provide equity ownership opportunities and performance based incentives to attract and retain the services of key employees, directors and non-employee consultants of the Company and to motivate such individuals to put forth maximum efforts on behalf of the Company.

     The following summary provides a description of the significant provisions of the 2000 Plan. However, such summary is qualified in its entirety by reference to the full text of the 2000 Plan which is available at the offices of the Company.

         Shares Reserved for Distribution Pursuant to Awards Under the 2000 Plan

     The number of Common Shares reserved for distribution pursuant to stock options or other awards under the 2000 Plan is 500,000, subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other changes in corporate structure affecting the Common Stock. All of the Common Shares which may be awarded under the 2000 Plan may be subject to delivery through Incentive Stock Options.

         Administration

     The 2000 Plan is to be administered by the Board of Directors or a Committee thereof composed of two or more members who are non-employee directors (the "Committee"). Grants of awards under the 2000 Plan to non-employee directors require the approval of the Board of Directors.

     The Board or the Committee may amend, suspend or discontinue the 2000 Plan or any portion thereof at any time, but no amendment, suspension or discontinuation shall be made which would impair the right of any holder without the holder's consent. Subject to the foregoing, the Board or the Committee has the authority to amend the 2000 Plan to take into account changes in law and tax and accounting rules, as well as other developments. The Board or the Committee may institute loan programs to assist participants in financing the exercise of options through full recourse interest bearing notes not to exceed the cash consideration plus applicable taxes in connection with the acquisition of shares.

         Nature of Options

     Stock options granted under the 2000 Plan may be of two types, those intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options") and those not so intended to qualify ("Non-Qualified Stock Options"). To the extent that a stock option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Non-employee directors and non-employee consultants may only be granted Non-Qualified Stock Options.

         Option Price and Duration of Options

     Incentive Stock Options granted under the 2000 Plan shall be exercisable at fair market value at the date of grant, generally the closing price as reported or such higher price as shall be determined by the Board or the Committee, and shall be exercisable no more than 10 years after the date of grant. Non-Qualified Stock Options shall be exercisable at such price as is determined by the Board or the Committee and shall be exercisable no more than 10 years and 1 month. Stock options are exercisable at such times and under such terms and conditions as shall be determined by the Board or the Committee. Incentive Stock Options shall not be granted to any owner of 10% or more of the combined voting power of the Company, unless the exercise price is at least 110% of the fair market value on the date of grant, and the option states that it is not exercisable after the expiration of 5 years from the date of grant. The aggregate fair market value (determined on the date the option is granted) of shares subject to an Incentive Stock Option granted to an optionee in any calendar year shall not exceed $100,000.

         Reload Feature

     The Board or the Committee may grant options with a reload feature. A reload feature shall only apply when the option price is paid by delivery of Common Shares. The agreement for options containing the reload feature shall provide that the option holder shall receive, contemporaneously with the payment of the option price in Common Shares, a reload stock option to purchase that number of Common Shares equal to the number of Common Shares used to exercise the option, and, to the extent authorized by the Board of the Committee, the number of Common Shares used to satisfy any tax withholding requirement incident to the underlying Stock Option. The exercise price of the reload options shall be equal to the fair market value of the Common Shares on the date of grant of the reload option and each reload option shall be fully exercisable six months from the effective date of the grant of such reload option. The term of the reload option shall be equal to the remaining term of the option which gave rise to the reload option. No additional reload options shall be granted to optionees when Stock Options are exercised following the termination of the optionee's employment. Subject to the foregoing, the terms of the 2000 Plan applicable to the option shall be equally applicable to the reload option.

         Stock Appreciation Rights

     Stock Appreciation Rights may be granted in conjunction with all or part of any stock option granted under the 2000 Plan or independent of a stock option grant. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Board or the Committee. Upon the exercise of a Stock Appreciation Right, a holder shall be entitled to receive an amount in cash,

Common Shares, or both, equal in value to the excess of the fair market value over the option exercise price per Common Share.

         Restricted Stock

     Shares of Restricted Stock may also be issued either alone or in addition to other amounts granted under the 2000 Plan. The Board or the Committee shall determine the officers, key employees and non-employee consultants to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture and any other terms and conditions of the award.

         Long Term Performance Awards

     Long Term Performance Awards may be awarded either alone or in addition to other awards granted under the 2000 Plan. The Board or the Committee shall determine the nature, length, and starting date of the performance period which shall be at least two years. The maximum award for any individual with respect to any one year of any applicable performance period shall be 100,000 Common Shares.

         Effect of Change in Control on Awards Under the 2000 Plan

     Upon a Change in  Control  as  defined  in the 2000  Plan,  but only to the extent determined by the Board or the Committee, Stock Options, Stock Appreciation Rights and Long Term Performance Awards (the "Award") will vest, provided that no award granted to an employee of the Company shall vest or be exercisable unless the employee's employment is terminated within 24 months from the date of the Change in Control, unless the employee is terminated for Cause, as defined by the 2000 Plan, or if the employee resigns his employment without Good Reason, as defined by the 2000 Plan. Otherwise, the Award shall not vest and be exercisable upon a Change in Control, unless otherwise determined. The employee shall have 30 days from after his employment is terminated due to a Change in Control to exercise all unexercised Awards. However, in the event of the death or disability of the employee, all unexercised Awards must be exercised within twelve (12) months after the death or disability of the employee.

         Eligibility

     The Company estimates that approximately 50 employees and executive officers and two (2) non-employee Directors are eligible at the present time to participate in the 2000 Plan. No options, Common Shares or awards to date have been granted under the 2000 Plan.

         Federal Income Tax Consequences

     Options granted under the 2000 Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Internal Revenue Code or Non-Qualified Stock Options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options are as follows:

     Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no regular taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has not disposed of the shares for more than 2 years after the option grant date and has held the shares for more than 1 year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then, in general, the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. However, if the net proceeds of the disposition are less, then only the net proceeds, if any, will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Non-Qualified Stock Options. No taxable income is recognized by an optionee upon the grant of a Non-Qualified Stock Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Stock Appreciation Rights. No taxable income is recognized upon the receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the right is exercised, equal to the excess of the fair market value of the underlying Common Shares on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year of the Company in which such ordinary income is recognized.

     Long Term Performance Awards. Awards under Long Term Performance Plans will usually be contingent on the attainment by the Company of certain performance goals. Such grant, which by its terms will be contingent upon the attainment of a specified future financial goal, is generally not taxable to the recipient, even if the financial goal (such as earnings) is met prior to the award date. The performance goals will not be considered met until the performance period actually ends since, conceivably, the goals may fail to be realized because of subsequent events. When the amount under the performance is both earned and paid or made available to the participant, it will be treated as ordinary income. A corporate deduction is available at the end of the year corresponding with the year of the participant's inclusion of the award. Performance units are subject to accounting treatment as variable awards, so that the expected cost of each award must be estimated and accrued as an expense over the performance period.

     Restricted Stock. Restricted stock is usually subject to forfeiture and is non-transferable until a specified period of time has elapsed. Typically, forfeiture of the shares will occur if the employee's employment is terminated prior to the completion of the restricted period. Unless the employee makes an election to be taxed in the current year, the employee must include in gross income the excess of the fair market value of the restricted shares over the amount paid for such shares at the time the shares become transferable or are no longer subject to a substantial risk of forfeiture. In general, the Company will obtain a deduction in the tax year in which the employee includes the value of the award in his or her income in the same amount as the income.

         Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present at the Meeting in person or by proxy is required for approval of this proposal. The Board recommends a vote FOR ratification of the adoption of the 2000 Performance and Equity Incentive Plan.

                    PROPOSAL 4: EMPLOYEE STOCK PURCHASE PLAN

     The Company's Board of Directors adopted the Employee Stock Purchase Plan (subject to stockholder approval thereof) (the "Employee Stock Purchase Plan") on May 9, 2000, under Section 423 of the Internal Revenue Code of 1986, as amended from time to time. The Employee Stock Purchase Plan is intended to provide a method whereby full-time employees of the Company will have an opportunity to acquire a proprietary interest in the Company through the purchase of Common Shares. As adopted, subject to adjustment, there has been reserved initially for issuance 100,000 Common Shares under the Employee Stock Purchase Plan.

     The following summary provides a description of the significant provisions of the Employee Stock Purchase Plan. However, such summary is qualified in its entirety by reference in the full text of the Employee Stock Purchase Plan which is available at the offices of the Company.

         Administration

     The Employee Stock Purchase Plan is to be administered by the Board or a Committee appointed by the Board of Directors to consist of two or more disinterested persons (the "Committee"). The Board or the Committee has the complete power and authority to terminate or amend the Employee Stock Purchase Plan, however the Board or the Committee shall not, without the approval of the stockholders of the Company, alter (i) the aggregate number of shares that may be issued under the Employee Stock Purchase Plan or (ii) the class of employees eligible to receive options under the Employee Stock Purchase Plan other than to designate additional subsidiary corporations. No termination, modification or amendment, may without the consent of an employee then having an option under the Employee Stock Purchase Plan, adversely affect the rights of such employee under such option.

         Eligibility

     Each employee who works more than twenty hours per week and more than five months in a calendar year, who has completed six (6) consecutive months of employment with the Company and is employed by the Company on the date his participation in the Employee Stock Purchase Plan is to become effective is eligible to participate in offerings under the Employee Stock Purchase Plan which


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commence  after such six (6) month  period has  concluded.  Persons  who are not employees are not eligible to participate.

     No employee will be granted an option to purchase Common Shares if immediately after the grant, such employee would own Common Shares and/or hold outstanding options to purchase Common Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or which permits such employee the right to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value (determined with reference to the value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         Offerings Under the Employee Stock Purchase Plan

     The Employee Stock Purchase Plan will terminate on December 31, 2003. Except during the first year (year 2000), the Employee Stock Purchase Plan will be implemented by four offerings each year on a quarterly basis. In each offering, the maximum number of shares that may be issued in any quarterly offering is 10,000, plus unissued shares from all prior offerings whether offered or not. If while options are outstanding, the number of outstanding Common Shares have increased, decreased, changed or been exchanged for a different number through any reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate adjustment may be made by the Board or the Committee.

         Option Grants and Prices

     Each participating employee will be deemed to have been granted an option to purchase a maximum number of Common Shares equal to (i) that percentage of the employee's compensation which the employee has elected to have withheld, multiplied by (ii) the employee's compensation during the Offering (as such term is defined in the Employee Stock Purchase Plan) then divided by (iii) the applicable option price.

     Employees may elect payroll deductions up to 10% for each pay period. The option price shall be the lower of 85% of the closing price of the Common Shares on the offering commencement or termination date as reported on such date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If more than the maximum number of shares authorized are exercised, the Company will make a pro-rata allocation.

         Eligibility

     The Company estimates that approximately 50 employees are eligible at the present time to participate in the Employee Stock Purchase Plan including executive officers whose ownership and options do not exceed the ownership limits on participants. No options to date have been granted under the Employee Stock Purchase Plan.

         Federal Income Tax Consequences

     As long as an option is granted pursuant to a plan under Section 423 of the Internal Revenue Code, the employee will not recognize taxable income on the exercise on the option. The basis of the Common Shares received upon the exercise of an option is the option exercise price.


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



     If the employee disposes of Common Shares acquired by an exercise of an option under a stock purchase plan before the expiration of the statutory holding period, in the year of the disqualifying disposition the employee must recognize as ordinary compensation income the difference between the optioned Common Shares' fair market value and the option's exercise price. If the sale or other taxable disposition of Common Shares occurs after the statutory holding period has expired, the employee's gain on the sale of the Common Shares is an amount equal to the excess of the proceeds of the sale over the employee's basis in the option Common Shares. The statutory holding period for a Section 423 plan stock is the later of two years after the granting of an option or one year from the date of transfer of the Common Shares pursuant to the exercise of the option.

     Where an option is granted pursuant to a stock purchase plan at an option price of more than 85% and less than 100% of the fair market value of the Common Shares, the employee must include in taxable income at time of sale or other taxable disposition of the optioned Common Shares, or upon the employee's death while still holding the Common Shares, the lesser of:

     (1) the amount, if any, by which the fair market value of the Common Shares when the option was granted exceeds the option price; or

     (2) the amount, if any, by which the Common Shares' fair market value at the time of such disposition or death exceeds the exercise price paid.

     The basis of the option Common Shares will be increased by the amount of the compensation income recognized. This applies regardless of whether the employee has held the Common Shares for the statutory holding period.

     The Company may not deduct the difference between the fair market value of the option Common Shares and the option exercise price if the option is issued pursuant to a Section 423 plan.

         Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present at the Meeting in person or by proxy is required for approval of this proposal. The Board recommends a vote FOR ratification of the adoption of the Employee Stock Purchase Plan.

             PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT

                                    AUDITORS

     The  Board  of  Directors  of the  Company  has  appointed  the firm of BDO
Seidman, LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending September 30, 2000. The Board of Directors proposes ratification of the appointment of BDO Seidman, LLP.

     Representatives of BDO Seidman, LLP are expected to be present at the stockholders meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

     BDO Seidman, LLP was named as the Company's independent public accountants effective August 10, 1995. BDO Seidman, LLP was not previously consulted by the Company with respect to any matter preceding the date of their appointment.


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



         Recommendation and Required Vote

     The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company present at the Meeting in person or by proxy is required for approval of this proposal. The Board recommends a vote FOR ratification of the ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors. If such approval is not obtained, selection of independent auditors will be reconsidered by the Board of Directors.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's next Annual Meeting of Stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Secretary of the Company at the principal executive offices of the Company by March 1, 2001 for inclusion in the Company's Proxy Statement and form of Proxy relating to such meeting. The Company, however, intends to hold next year's annual meeting earlier in the year than this year's meeting. Accordingly, the Company suggests that stockholder proposals intended to be presented at next year's annual meeting be submitted well in advance of January 1, 2001, the earliest date upon which the Company anticipates the proxy statement and form of proxy relating to such meeting will be released to stockholders.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Meeting, the Company has no knowledge of any matters to be presented at the Meeting other than those listed as Proposals 1, 2, 3, 4 and 5 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Proxy Statement is accompanied by a copy of the Company's Annual Report for the fiscal year ended September 30, 1999.

     The following information from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as amended (File No. 001-13550), as filed with the Securities and Exchange Commission (the "SEC") pursuant to
Section 13 or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

          (i)  "Management's   Discussion  and  Analysis,"  include  in  Item  7
               thereof;

          (ii) "Market Risks,", included in Item 7A thereof;

          (iii)the consolidated financial statements of the Company as of September 30, 1999 and for the years ended September 30, 1999, 1998 and 1997, included in Item 8 thereof; and

          (iv) "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," included in Item 9 thereof.

     The following additional information from the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-13550), as filed with the SEC pursuant to Section 13


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


or 15(d) of the Exchange Act, is hereby incorporated by reference into this Proxy Statement:

          (i) the condensed consolidated financial statements of the Company as of March 31, 2000 and for the six months ended March 31, 2000 and 1999, included in Item 1 of Part I thereof; and

          (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in Item 2 of Part I thereof.

     Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                          By Order of the Hauppauge Digital Inc.
                                          Board of Directors

                                                    Kenneth Plotkin
                                                    Chairman of the Board
                                                    and Chief Executive Officer

         Hauppauge, New York
         June   , 2000



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